UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2015

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 26, 2015, the Board of Directors (the "Board") of Isabella Bank Corporation (the "Corporation") increased the number of directors on the Board from eleven to twelve and appointed Gregory V. Varner (age 61) to the Board, effective August 26, 2015. Mr. Varner will serve a term as a director until the Corporation's Annual Meeting of Shareholders in 2016. In addition, the Board appointed Mr. Varner to its Compensation Committee and the Isabella Bank Board of Directors, effective August 26, 2015. The Board has determined that Mr. Varner is an "independent director" within the meaning of applicable rules and regulations of the Securities and Exchange Commission.
Mr. Varner is the Research Director for the Michigan Bean Commission and currently serves as the Chair for the Breckenridge Division Board of Isabella Bank. He received a Bachelor of Science in Agricultural Education and a Master of Science in Crop Science from Michigan State University. Mr.Varner brings regional representation and a strong agricultural component to the Board, evidenced by his involvement in various community organizations and over 40 years of experience in the agriculture industry.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	September 1, 2015	By:	/s/ Dennis P. Angner
Dennis P. Angner, President & CFO